UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2021

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue
Long Island City, NY 11101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2021 (the “Effective Date”), iFresh Inc. (the “Company”), NYM Holding, Inc. (“NYM” or the “Borrower”), certain subsidiaries of NYM, Go Fresh 365, Inc. (“Go Fresh”), Mr. Long Deng and KeyBank National Association (“Keybank” or the “Lender”) entered into a Limited Waiver and Amendment Agreement (the “Waiver Agreement”). Terms used but not otherwise defined herein have the meanings ascribed to them in the Waiver Agreement. Certain material provisions of the Waiver Agreement are summarized below.

Limited Waiver. the Lender has provided a limited waiver of the Specified Events of Default, the accrued and unpaid interest at the Default Rate outstanding as of the Effective Date, and the accrued and unpaid reimbursable fees and costs of the Lender outstanding as of the Effective Date; provided that such limited waiver shall only become effective upon the Lender’s timely receipt of the Deng Payment (as defined below). The Lender agreed to waive all and identified Specified Events of Default and will not seek recourse for such known and identified Specified Events of Default. The Specified Events of Default refer to, collectively, iFresh Events of Default, the Payment Events of Default, the Change in Control Event of Default, the Judgement Event of Default, and the Financial Covenant Events of Default.

Deposit Accounts. Promptly after the Effective Date, the Lender shall instruct the Depository Bank to return control of the deposit accounts of the Loan Parties and cease remitting funds on deposit in such deposit accounts to the Lender for application to and against the outstanding Obligations.

Release. The Loan Parties have agreed to release the Lender from any claims the Loan Parties may have against the Lender, including in relation to the Credit Agreement or the Waiver Agreement.

Amendments. The Waiver Agreement contains amendments to the Credit Agreement and other Loan Documents, as follows:

●	The Lender revokes its prior conditional limited consent to iFresh consummating the sale of the NYM Stock to Go Fresh.
●	Commencing on April 1, 2021 and continuing on the first day of each calendar month thereafter, outstanding principal under the Loans shall be due and payable in equal monthly installments of $50,000. Commencing on April 1, 2021 and continuing on the first day of each calendar month thereafter, accrued and unpaid interest on the Loans shall be due and payable. All payments and interest shall be paid in immediately available funds when due.
●	Effective as of the Effective Date, interest shall accrue on the Loans at the Stated Rate.
●	All Obligations shall mature and be due and payable in full on December 31, 2021.
●	The Lender shall accept $2.0 million paid in immediately available funds (the “Payment Amount”) as payment in full of the Guaranteed Obligations owed by Mr. Long Deng to the Lender under Deng Guarantee; provided that (a) $1.0 million of the Payment Amount is paid on or before April 7, 2021 (the “Deng Payment”); and $1.0 million of the Payment Amount is paid on or before September 30, 2021.
●	In addition to any other mandatory prepayments of the Obligations required under the Credit Agreement and other Loan Documents, upon receipt of iFresh of any equity contribution (other than in connection with the Payment Amount), iFresh shall pay 50% of the amount of such equity contribution to the Lender for application to and against the outstanding principal balance of the Loans.
●	Provision of other periodic reporting.
●	If any Loan Party intends to form or acquire any new Subsidiary after the Effective Date, such Loan Party shall obtain the prior written consent of the Lender. If any Loan Party forms or acquires any new Subsidiary after the Effective Date, such new Subsidiary shall be deemed to have automatically joined in and become a party to, the Guarantee as a Guarantor and assumes all of the obligations of a Grantor under the Guaranty.

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Events of Default. Each of the following constitutes an immediate default and event of default under the Waiver Agreement:

●	Failure of the Loan Parties to pay (a) principal or interest as and when due and payable under the Waiver Agreement or any other Loan Document; (b) any other amount due and payable under the Waiver Agreement or any other Loan Document within five (5) days following such amount becoming due and payable.
●	Failure of any Loan Party to observe any term, condition, or covenant set forth in the Waiver Agreement or any Loan Document.
●	Any representation or warranty made by any Loan Party is false or misleading in any respect at the time it was made.
●	The occurrence of an Event of Default under the Credit Agreement or any other Loan Document occur and is continuing.
●	The occurrence of an event, or the existence of a circumstance or condition that has a Material Adverse Effect.
●	The validity, binding nature of, or enforceability of the Waiver Agreement is disputed by, on behalf of, or in the right or name of any Loan Party or any material term or provision of the Waiver Agreement is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.
●	Any material term or provision of the Waiver Agreement is found invalid, avoidable, or unenforceable by any court of competent jurisdiction.

The foregoing summary of the Waiver Agreement is subject to, and qualified in its entirety by, the terms of the Waiver Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2021, the Company received an Notice of Noncompliance Letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rules due to its failure to timely hold an annual meeting of shareholders for the fiscal year ended March 31, 2020 (the “Annual Meeting”), which is required to be held within twelve months of the Company’s fiscal year end under Nasdaq Listing Rule 5620(a) and 5810(c)(2)(G).

The Letter also states that the Company has 45 calendar days to submit a plan to regain compliance (the “Plan”) and if Nasdaq accepts the Plan, it can grant the Company an exception of up to 180 calendar days from the fiscal year end, or until September 27, 2021, to regain compliance. Nasdaq requires the Plan to be submitted no later than May 17, 2021.

The Company is diligently working to prepare the annual meeting and intends to take all steps necessary to regain compliance with the Nasdaq Listing Rules.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this report that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, the Company’s continued efforts and ability to regain and maintain compliance with the Nasdaq Listing Rules. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: any decision by the Nasdaq Hearing Panel to reconsider the terms of the listing exception based on new events or changes in circumstances, including without limitation non-compliance with the Listing Rules.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver and Amendment Agreement, dated as of March 31, 2021, by and among NYM Holding, Inc., as borrower, iFresh, Inc., certain subsidiaries of NYM Holding, Inc., Go Fresh 365, Inc. and an individual, as guarantors, and KeyBank National Association, as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2021

iFresh, Inc.

By:	/s/ Long Deng
Name:	Long Deng Chief Executive Officer

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